As filed with the Securities and Exchange Commission on November 7, 2011
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AVNET, INC.
(Exact name of registrant as specified in its charter)

New York	2211 South 47th Street	11-1890605
(State or other jurisdiction of	Phoenix, Arizona 85034	(I.R.S. Employer
incorporation or organization)	(Address of principal executive offices including zip code)	Identification No.)

AVNET EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

David R. Birk
Senior Vice President and General Counsel
Avnet, Inc.
2211 South 47th Street
Phoenix, Arizona 85034
(480) 643-2000
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price	Aggregate	Amount of
to be Registered	Registered(1)	Per Share(2)	Offering Price(2)	Registration Fee(2)
Common Stock, $1.00 par value per share	500,000 shares	$29.98	$14,987,500	$1,717.57

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock in respect of the securities identified in the above table as a result of any stock dividend, stock split, recapitalization or other similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(h) under the Securities Act based upon the average high and low prices for the Common Stock on November 2, 2011.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is filed by Avnet, Inc., a New York corporation (the “Registrant” or the “Company”), to register an additional 500,000 shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), that may be issued pursuant to the Company’s Employee Stock Purchase Plan, as amended and restated (the “Plan”).
In accordance with the provisions of General Instruction E of Form S-8, the Company hereby incorporates by reference the contents of the Company’s currently effective Registration Statements on Form S-8 (Registration No. 33-62583, Registration No. 333-84671, Registration No. 333-101039 and Registration No. 333-112063), except to the extent supplemented or amended or superseded by the information set forth herein.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents previously filed with the U.S. Securities and Exchange Commission (“Commission”) are hereby incorporated by reference into this Registration Statement:
1.	the Company’s Annual Report on Form 10-K for the fiscal year ended July 2, 2011, as amended on September 9, 2011;

2.	the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 1, 2011;

3.
the Company’s Current Reports on Form 8-K filed with the Commission on July 5, 2011, August 2, 2011, August 16, 2011 and August 26, 2011 and a portion of the Current Report on Form 8-K filed with the Commission on August 10, 2011; and

4.
the description of the Common Stock set forth in the Company’s registration statement for such Common Stock filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and other documents that the Company subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that the Company has sold all of the securities offered under this Registration Statement or that deregisters the distribution of all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date that the Company files such report or document. Any statement contained in this Registration Statement or any report or document incorporated into this Registration Statement by reference, however, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently dated report or document that is also considered part of this Registration Statement, or in any amendment to this Registration Statement, is inconsistent with such prior statement. The Registrant’s file number with the Commission is 1-04224.

Item 5. Interests of Named Experts and Counsel.
Certain matters with respect to the shares of Common Stock being registered hereunder are being passed upon by David R. Birk, Esq., whose opinion is filed as Exhibit 5.1 to this Registration Statement. Mr. Birk is Senior Vice President and General Counsel of the Registrant and the beneficial owner of 158,834 shares of the Registrant’s Common Stock, including 76,708 shares issuable upon exercise of employee stock options.
Item 8. Exhibits.

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3(i) of the Registrant’s Current Report on Form 8-K dated February 12, 2001)

4.2	By-laws of the Registrant, effective August 11, 2011 (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K dated August 15, 2011)

5.1	Opinion of David R. Birk, Esq., Senior Vice President and General Counsel of Avnet, Inc.

10.1	Avnet Employee Stock Purchase Plan, as Amended and Restated

23.1	Consent of David R. Birk, Esq. (contained in Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Powers of Attorney (included on signature page hereto)
[SIGNATURES ON THE NEXT PAGE]

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on November 7, 2011.

AVNET, INC.
By:	/s/ Raymond Sadowski
	Name:	Raymond Sadowski
	Title:	Senior Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby authorizes and appoints each of Richard Hamada and Raymond Sadowski his or her attorneys-in-fact, for him or her in any and all capacities, to sign any amendments to this S-8 registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on November 7, 2011 by the following persons in the capacities indicated:

Signature	Title

/s/ Roy Vallee Roy Vallee	Chairman of the Board and Director

Chief Executive Officer and Director (Principal Executive Officer)
/s/ Richard Hamada Richard Hamada

Director
/s/ Eleanor Baum Eleanor Baum

Director
/s/ J. Veronica Biggins J. Veronica Biggins

Director
/s/ Ehud Houminer Ehud Houminer

Director
/s/ James A. Lawrence James A. Lawrence

Signature	Title

Director
/s/ Frank R. Noonan Frank R. Noonan

Director
/s/ Ray M. Robinson Ray M. Robinson

Director
/s/ William H. Schuman III William H. Schuman III

Director
/s/ William P. Sullivan William P. Sullivan

Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ Raymond Sadowski Raymond Sadowski

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3(i) of the Registrant’s Current Report on Form 8-K dated February 12, 2001)

4.2	By-laws of the Registrant, effective August 11, 2011 (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K dated August 15, 2011)

5.1	Opinion of David R. Birk, Esq., Senior Vice President and General Counsel of Avnet, Inc.

10.1	Avnet Employee Stock Purchase Plan, as Amended and Restated

23.1	Consent of David R. Birk, Esq. (contained in Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Powers of Attorney (included on signature page hereto)